Cytomedix, Inc.
209 Perry Parkway, Suite 7
Gaithersburg, MD 20877-2143

Re:        Cytomedix, Inc.

Ladies and Gentlemen:

The undersigned is the holder and a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain shares of Common Stock, $.001 par value per share, outstanding on the date hereof (the “Securities”), listed on the attached Exhibit A, of Cytomedix, Inc., a Delaware corporation (the “Company”). The undersigned is receiving the Securities pursuant to the terms of (A) that Exchange and Purchase Agreement, by and among the Company, Aldagen, Inc. (“Aldagen”), Aldagen Holdings, LLC (“Aldagen Holdings”) and the other named parties thereto dated of even date herewith (the “Exchange Agreement”), and (B) that Subscription Agreement between the undersigned and the Company dated of even date herewith (together, the “Cytomedix-Aldagen Transaction”). The undersigned understands that execution and delivery of this Letter Agreement is required pursuant to the Exchange Agreement.

In order to induce the Company to enter into the Cytomedix-Aldagen Transaction, the undersigned agrees, for the benefit of the Company, not to, without the prior written consent of the Company: (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, pledge, hypothecate, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the Securities; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities, in cash or otherwise, (A) with respect to [_] shares ([_]%) from the date hereof until August 8, 2012, (B) with respect to [_] shares ([_]%) from the date hereof until the first anniversary of the date hereof (the “Lock-Up Period”). Nothing contained herein shall restrict or prohibit the following:

1.	the exercise of an option granted prior to the date hereof under any benefit plan of the Company or the exercise of options or warrants, provided that the underlying shares of Common Stock shall be subject to the restrictions of this letter agreement;

2.	the transfer of any shares of Common Stock as a bona fide gift or for no consideration and any transfers by will or intestate, provided that in each such case, each recipient of such shares agrees in writing to be subject to the restrictions of this letter agreement;

3.	the transfer to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned for estate planning purposes, provided that (i) the trustee of the trust, partnership or the limited liability company, as the case may be, agrees in writing to be subject to the restrictions of this letter agreement and (ii) any such transfer shall not involve a disposition for value;

4.	the transfer to an affiliate (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, provided that such affiliate agrees in writing to be subject to the restrictions of this letter agreement; and

5.	if the undersigned is a corporation, partnership, limited liability company or other business entity, the transfer to any shareholders, partners or members of, or owners of a similar equity interest in, the undersigned, as the case may be, provided that (i) in any such case, the transferee agrees in writing to be subject to the restrictions of this letter agreement and (ii) any such transfer shall not involve a disposition for value, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in transfers or transactions specified in clauses (3) and (4) above (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A), and other than such filings required to be made after the restrictions contained in this letter agreement are no longer in effect).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. This Letter Agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Securities or securities convertible into or exchangeable or exercisable for the Securities, held by the undersigned except in compliance with this agreement.

This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Notwithstanding anything herein to the contrary, this Letter Agreement shall automatically terminate and be of no further force or effect, and the undersigned shall be released from all obligations under this Letter Agreement, if the Cytomedix-Aldagen Transaction is not consummated on or before February 28, 2012.

Very truly yours,

Dated: February 8, 2012
Signature

Printed Name and Title (if applicable)

Address

Exhibit A

Securities of Cytomedix, Inc.

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